Exhibit 99

August  17, 2010


To Our Shareholders:



We want to report that Peoples Bancorporation recorded net earnings of $884,000 for the second quarter of 2010. We also want to report that we believe we are making progress in addressing the asset quality problems impacting our financial performance, while positioning ourselves to take advantage of better economic times ahead. The Company has a Tier 1 capital ratio of 8.87% and along with its subsidiary banks remains capitalized well in excess of regulatory requirements. Management is hopeful that historically high non-performing assets have peaked and will begin to decline as economic conditions improve.

The expense control measures initiated in 2008 have resulted in annualized cost savings in excess of $2.0 million thus far. In continuation of this program, the Company has made the difficult, but prudent, decision to discontinue operating its Mills Avenue office and to serve that branch's customers at our Greenville Antrim Drive location effective November 11, 2010. During the second quarter of 2010, the Company took advantage of the changing interest rate environment by selling $13,824,000 of investment securities at a profit of $814,000.

An increase of $466,000 in net interest income, combined with cost saving measures taken by the Company and the gains recorded from the sale of investment securities, resulted in the Company recording pre-tax earnings of $1,137,000 for the second quarter of 2010. These second quarter earnings, along with the pre-tax loss of $1,885,000 recorded during the first quarter of 2010, combined for a pre-tax loss of $748,000 for the first six months of 2010, resulting in a net loss of $216,000 after tax benefits.

We made significant provisions of $1,170,000 for loan losses in the second quarter of 2010, bringing the year-to-date provisions to $4,595,000, compared to $1,578,000 for the first six months of 2009. For the first six months of 2010, we recorded net charge-offs of $3,530,000 compared to $2,986,000 for the first six months of 2009. Our allowance for loan losses totaled $8,496,000, or 2.35% of outstanding loans at June 30, 2010, compared to $7,809,000, or 2.00% of outstanding loans at June 30, 2009.

As disclosed in our most recent 10-Q filing with the Securities and Exchange Commission, The Peoples National Bank entered into an agreement with the Office of the Comptroller of the Currency on August 16, 2010 wherein the bank pledged to improve deficiencies found relating to credit administration and earnings performance. Management and the Board are committed to continuing the significant progress already made in all areas of operation.

We wish to thank you, our shareholders and most valued customers, for your support and for the opportunity to serve your banking needs. Our personnel are committed to making Peoples Bancorporation better every day as we remain focused on strengthening our balance sheet, maintaining ample liquidity and improving the level of profitability.

Sincerely,



L. Andrew Westbrook, III                R. Riggie Ridgeway
President and CEO                       CEO Emeritus

                          PEOPLES BANCORPORATION, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)
                 (Amounts in thousands except share information)

                                                                                              Three Months Ended June 30,
                                                                                              ---------------------------
Income Statement                                                                      2010               2009                Change
----------------                                                                      ----               ----                ------
 Net interest income ..................................................            $ 4,715             $ 4,249               10.97%
 Provision for loan losses ............................................              1,170                 873               34.02%
 Other income .........................................................              1,677                 896               87.16%
 Other expense ........................................................              4,085               4,150               -1.57%
                                                                                   -------             -------
 Income before income taxes ...........................................              1,137                 122              831.97%
 Provision (benefit) for income taxes .................................                253                 (96)            -363.54%
                                                                                   -------             -------
 Net income ...........................................................            $   884             $   218              305.50%
                                                                                   =======             =======
 Dividends paid or accumulated on preferred stock .....................                173                 128               35.16%
 Net amortization of preferred stock ..................................                 33                   8              312.50%
                                                                                   -------             -------
 Net income available to common shareholders ..........................            $   678             $    82              726.83%
                                                                                   =======             =======

  Return on average assets (1) (2) ....................................               0.50%               0.16%
  Return on average common equity (1) (3) .............................               6.65%               0.78%

Net income per common share
  Basic ...............................................................            $  0.10             $  0.01
  Diluted .............................................................            $  0.10             $  0.01
                                                                                                Six Months Ended June 30,
                                                                                                -------------------------
Income Statement                                                                       2010               2009              Change
----------------                                                                       ----               ----              ------
 Net interest income ...................................................            $ 9,453             $ 8,654               9.23%
 Provision for loan losses .............................................              4,595               1,578             191.19%
 Other income ..........................................................              2,624               1,932              35.82%
 Other expense .........................................................              8,230               8,234              -0.05%
                                                                                    -------             -------
 Income (loss) before income taxes .....................................               (748)                774             196.64%
 Income tax benefit ....................................................               (532)                 (2)               N/A
                                                                                    -------             -------
 Net income (loss) .....................................................            $  (216)            $   776            -127.84%
                                                                                    =======             =======
 Dividends paid or accumulated on preferred stock ......................                345                 128             169.53%
 Net amortization of preferred stock ...................................                 66                   8             725.00%
                                                                                    -------             -------
 Net income (loss) available to common shareholders ....................            $  (627)            $   640            -197.97%
                                                                                    =======             =======

  Return on average assets (1) (2) .....................................              -0.23%               0.28%
  Return on average common equity (1) (3) ..............................              -3.04%               3.05%

Net income per common share
     Basic .............................................................              (0.09)               0.09
     Diluted ...........................................................              (0.09)               0.09

                                                                             June 30,              June 30,            December 31,
                                                                               2010                  2009                  2009
Balance Sheet                                                               (Unaudited)           (Unaudited)            (Audited)
-------------                                                               ----------            -----------            ---------
Total assets ...............................................                $537,776               $541,265               $556,601
Gross loans ................................................                 360,884                389,956                373,574
Allowance for loan losses ..................................                   8,496                  7,809                  7,431
Loans, net .................................................                 352,388                382,147                366,143
Securities .................................................                 120,975                107,453                116,213
Total earning assets .......................................                 487,963                501,223                504,799
Total deposits .............................................                 468,123                451,724                484,996
Shareholders' equity .......................................                  53,861                 54,634                 54,443
Book value per common share ................................                    5.87                   6.00                   5.98

(1)  Annualized
(2) Return on average assets is calculated as net income (loss) divided by average assets.
(3) Return on average common equity is calculated as net income (loss) available to common shareholders divided by average common equity.

                          PEOPLES BANCORPORATION, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)

                                                                 June           March        December       September        June
                                                                  30,            31,            31,            30,            30,
Asset Quality Data                                                2010          2010           2009           2009           2009
------------------                                                ----          ----           ----           ----           ----
Nonperforming loans
  Non-accrual loans .....................................    $   16,660     $   16,496     $   14,881     $   20,153     $   17,746
  Past due loans 90 days + and still accruing ...........            29            120              -            214              -
                                                             ----------     ----------     ----------     ----------     ----------
     Total nonperforming loans ..........................        16,689         16,616         14,881         20,367         17,746
  Other real estate owned ...............................        13,426         12,596         11,490         10,073          3,919
                                                             ----------     ----------     ----------     ----------     ----------
     Total nonperforming assets .........................    $   30,115     $   29,212     $   26,371     $   30,440     $   21,665
                                                             ==========     ==========     ==========     ==========     ==========

Net charge-offs for quarter ended .......................    $    1,338     $    2,192     $    1,275     $    2,483     $      677

Nonperforming assets as a percentage of
  total loans and other real estate .....................          8.05%          7.65%          6.85%          7.73%          5.50%
Nonperforming assets to total assets ....................          5.60%          5.29%          4.74%          5.56%          4.00%
Allowance for loan losses to nonperforming loans ........         50.15%         52.15%         49.94%         36.12%         44.00%
Allowance for loan losses to total
  loans outstanding .....................................          2.35%          2.35%          1.99%          1.92%          2.00%
Quarterly net charge-offs to total
  loans outstanding .....................................          0.37%          0.59%          0.34%          0.65%          0.17%

Capital Ratios
  Total Capital (to risk-weighted assets) ...............         13.85%         13.37%         13.67%         14.03%         14.18%
  Tier 1 Capital (to risk-weighted assets) ..............         12.59%         12.11%         12.41%         12.78%         12.92%
  Tier 1 Capital (to average assets) ....................          8.87%          8.66%          9.03%          9.65%          9.74%
